As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-212348

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-5654583
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices) (Zip code)

Fortive Corporation Retirement Saving Plan

(Full title of the plan)

Daniel B. Kim

Vice President, Associate General Counsel and Secretary

Fortive Corporation

6920 Seaway Blvd

Everett, WA 98203

(425) 446-5000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On June 30, 2016, Fortive Corporation (“Fortive”) filed the original Registration Statement on Form S-8, File No. 333-212348 (“Original S-8”), to register 5,000,000 shares issuable under the Fortive Corporation Retirement Savings Plan (the “Retained Plan”) and the Fortive Corporation Union Retirement Savings Plan (the “Terminated Plan”), indeterminate number of plan interests pursuant to the Retained Plan, and indeterminate number of plan interests pursuant to the Terminated Plan (“Terminated Plan Interests”). This Post-Effective Amendment to the Registration Statement on Form S-8 is being filed by Fortive to remove the Terminated Plan originally included as one of the plans identified in its Original S-8 and to deregister all Terminated Plan Interests that were registered under the Original S-8 and remain unissued under the Terminated Plan.

In connection with the separation of Vontier Corporation from Fortive on October 9, 2020, the Terminated Plan was terminated by Fortive, with the succession plan adopted by Vontier Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Everett, Washington, on this 26th day of February 2021.

FORTIVE CORPORATION

By:	/s/ James A. Lico
James A. Lico
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel B. Kim his or her true and lawful attorney-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ James A. Lico	President and Chief Executive Officer, and Director (Principal Executive Officer)	February 26, 2021
James A. Lico

/s/ Charles E. McLaughlin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 26, 2021
Charles E. McLaughlin

/s/ Christopher Mulhall	Chief Accounting Officer (Principal Accounting Officer)	February 26, 2021
Christopher Mulhall

/s/ Alan G. Spoon	Chairman of the Board of Directors and Director	February 26, 2021
Alan G. Spoon

Signature	Title	Date

/s/ Feroz Dewan	Director	February 26, 2021
Feroz Dewan

/s/ Sharmistha Dubey	Director	February 26, 2021
Sharmistha Dubey

/s/ Rejji P. Hayes	Director	February 26, 2021
Rejji P. Hayes

/s/ Kate D. Mitchell	Director	February 26, 2021
Kate D. Mitchell

/s/ Mitchell P. Rales	Director	February 26, 2021
Mitchell P. Rales

/s/ Steven M. Rales	Director	February 26, 2021
Steven M. Rales

/s/ Jeannine P. Sargent	Director	February 26, 2021
Jeannine P. Sargent